Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board of Directors
BankGreenville Financial Corporation

We consent to the incorporation by reference into this Registration Statement on Form S-8 filed by BankGreenville Financial Corporation in connection with registration of shares of its common stock reserved for issuance upon exercise of options pursuant to the BankGreenville Financial Corporation 2006 Stock Incentive Plan of our report dated March 17, 2008, which is included in the Form 10-KSB/A for the year ended December 31, 2007.

/s/ Elliott Davis, LLC

Elliott Davis, LLC
Greenville, South Carolina
March 26, 2008